UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 24, 2005
                                                 (February 23, 2005)
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                                     TODCO
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             (Exact name of registrant as specified in its charter)

Delaware                            1-31983                     76-0544217
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas       77042-3615
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         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  (713) 278-6000
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))


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ITEM 8.01. Other Events
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Effective February 23, 2005, Transocean Inc. ("Transocean") notified TODCO of its election to request TODCO to file a "shelf" registration statement on Form S-3 to register the resale of up to 13,310,000 shares of TODCO's Class A common stock by Transocean on a delayed or continuous basis under Rule 415 of the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement between TODCO and Transocean. The shares to be registered represent all of the remaining shares of our Class A common stock owned by Transocean.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TODCO


                                       By:  /s/  Randall A. Stafford
                                            ------------------------------------
                                             Randall A. Stafford
                                             Vice President &
                                             General Counsel



Dated:  February 24, 2005